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                                                                 Exhibit 3.19(b)

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/06/1998
                                                          981006625 - 2804924

            Certificate of Amendment to Certificate of Incorporation

                                       of

                             KOBRICK-HFS FUNDS, INC.

      It is hereby certified that:

      1. The present name of the corporation (hereinafter called the "Corporation") is Kobrick-HFS Funds, Inc.

      2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new article:

      FIRST: The name of the corporation (hereinafter called the "Corporation") is

                          Kobrick-Cendant Funds, Inc.

      3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      Signed this 6th day of January, 1998.


                                         /s/ Frederick R. Kobrick
                                         ----------------------------------
                                         Name: Frederick R. Kobrick
                                         Title: President